          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                                     GIVE THE
                                                 SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT:                        NUMBER OF--
------------------------------              ----------------------------

1.  An individual's account                 The individual

2.  Two or more individuals                 The actual owner of the
       (joint account)                         account or, if combined
                                               funds, any one of the
                                               individuals(1)

3.  Husband and wife (joint                 The actual owner of the
       account)                                account or, if joint
                                               funds, either person(1)

4.  Custodian account of a                  The minor(2)
       minor (Uniform Gift to
       Minors Act)

5.  Adult and minor (joint                  The adult or, if the minor
       account)                                is the only contributor,
                                               the minor(1)

6.  Account in the name of                  The ward, minor or
       guardian or committee                   incompetent person(3)
       for a designated ward,
       minor or incompetent
       person

7.  a.  The usual revocable                 The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)
    b.  So-called trust                     The actual owner(1)
        account that is not a
        legal or valid trust
        under State law

8.  Sole proprietorship                     The owner(4)
       account

                                                  GIVE THE EMPLOYER
                                                   IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT:                          NUMBER OF --
-----------------------------                ----------------------------
9.  A valid trust, estate or                 The legal entity (Do not
    pension trust                               furnish the identifying
                                                number of the personal
                                                representative or
                                                trustee unless the
                                                legal entity itself is
                                                not designated in the
                                                account title.)(5)

10. Corporate account                        The corporation

11. Religious, charitable or                 The organization
      educational
      organization account

12. Partnership account                      The partnership
      held in the name of
      the business

13. Association, club or                     The organization
      other tax-exempt
      organization

14. A broker or                              The broker or nominee
      registered nominee

15. Account with the                         The public entity
      Department of
      Agriculture in the
      name of a public
      entity (such as a
      State or local
      government, school
      district or prison)
      that receives
      agricultural program
      payments

--------------
(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:


     -  A corporation.

     -  A financial institution.

     - An organization exempt from tax under section 501(a) or an individual retirement plan.

     -  The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

     -  An international organization or any agency or instrumentality thereof.

     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     -  A real estate investment trust.

     -  A common trust fund operated by a bank under section 584(a).

     - An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).

     - An entity registered at all times under the Investment Company Act of 1940.

     -  A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     -  Payments to nonresident aliens subject to withholding under section
        1441.

     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     - Payments of patronage dividends where the amount received is not paid in money.

     -  Payments made by certain foreign organizations.

     -  Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     -  Payments described in section 6049(b)(5) to non-resident aliens.

     -  Payments on tax-free covenant bonds under section 1451.

     -  Payments made by certain foreign organizations.

     -  Payments made to a nominee.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.